UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 22, 2005

TRESTLE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware	0-23000	95-4217605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

199 Technology, # 105 Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 673-1907

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
Effective November 1, 2005, Michael Doherty, Executive Chairman of the Board of Directors voluntarily agreed to reduce his compensation by fifty-percent. This reduction reduces cash compensation to $100,000 for Mr. Doherty. Mr. Doherty will continue to receive $2,500 in reimbursement for administrative costs. In turn Mr. Doherty was granted 10,000 stock options under the Company’s Amended and Restated 2003 Stock Incentive Plan. The Options are exercisable at $1.00 per share and vest one-hundred percent after six months.

Effective September 16, 2005, Maurizio Vecchione, Chief Executive Officer and Barry Hall, Chief Financial Officer voluntarily agreed to a reduction in their compensation equal to fifty percent of amount as contained in their employment contracts dated May 15, 2005. These reductions reduce cash compensation to $137,500 and $100,000 for Mr. Vecchione and Mr. Hall, respectively. In turn Mr. Vecchione and Mr. Hall were granted 10,000 stock options under the Company’s Amended and Restated 2003 Stock Incentive Plan. The Options are exercisable at $1.00 per share and vest one-hundred percent after six months.

A copy of the amendment to Michael Doherty’s consulting agreement and amendments to Mr. Vecchione’s and Mr. Hall’s employment agreements are attached to this Form 8-K as Exhibit 99.1, 99.2 and 99.3 and are incorporated herein by reference.

Item 9.01. - FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements.

Not applicable.

(b)	Pro Forma Financial Information

Not applicable

(c)	Exhibits

99.1	Amendment to Michael Doherty’s consulting agreement.
99.2	Amendments to Mr. Vecchione’s employment agreement.
99.3	Amendments to Mr. Hall’s employment agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRESTLE HOLDINGS, INC.

Date: September 22, 2005	By:	/s/ BARRY HALL
___________________________ Barry Hall
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Amendment to Michael Doherty’s consulting agreement.
99.2	Amendments to Mr. Vecchione’s employment agreement.
99.3	Amendments to Mr. Hall’s employment agreement.